                                                                    Exhibit 4.16


                                 AMENDMENT NO. 6

                                       TO

                          REGISTRATION RIGHTS AGREEMENT

     AMENDMENT NO. 6, dated as of June 29, 2000 by and among Adolor Corporation, a Delaware corporation (the "Company"), certain holders of the Company's outstanding securities (collectively, the "Existing Investors") and those purchasers listed in Schedule I to the Series H Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof (collectively, including such purchasers who participate in any Additional Closing (as defined in the Purchase Agreement) and who execute a counterpart to this Agreement, the "Purchasers").

     WHEREAS, the Company and the Existing Investors are parties to that Registration Rights Agreement (the "Registration Rights Agreement") by and among the Company and the parties named therein dated as of the 7th day of November 1994, as amended by Amendment No. 1 to the Registration Rights Agreement dated as of February 27, 1996, Amendment No. 2 to the Registration Rights Agreement dated as of May 1, 1997, Amendment No. 3 to the Registration Rights Agreement dated as of December 8, 1998, Amendment No. 4 to the Registration Rights Agreement dated as of July 22, 1999, and Amendment No. 5 to the Registration Rights Agreement dated as of January 10, 2000; and

     WHEREAS, the Purchasers are purchasing from the Company and the Company is issuing and selling to the Purchasers up to 23,921,569 shares (the "Series H Shares") of Series H Convertible Preferred Stock, par value $.01 per share, ("Series H Stock") of the Company at the aggregate purchase price of up to $36,600,000 pursuant to the Purchase Agreement; and

     WHEREAS, it is a condition to the sale of the Series H Shares that the Registration Rights Agreement be amended to grant the Purchasers certain rights thereunder, and the parties hereto desire to amend the Registration Rights Agreement as set forth below.

     NOW, THEREFORE in consideration of the foregoing and the promises and covenant contained herein, the parties hereby agree as follows:

1. That Section 1 of the Registration Rights Agreement, as amended to date, be and hereby is further amended to delete the definition of "Preferred Shares" therein and replace it with the following:

            "Preferred Shares" shall mean shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share, Series B Convertible Preferred Stock, par value $.01 per share, Series C Convertible Preferred Stock, par value $.01 per share, Series E Convertible Preferred Stock, par value $.01 per share, Series F Convertible Preferred Stock, par value $.01 per share, Series G Convertible Preferred Stock, par value $.01 per share and Series H Convertible Preferred Stock, par value $.01 per share.

2. That Section 4 of the Registration Rights Agreement, as amended to date, be and hereby is further amended by inserting the following paragraph immediately after the first paragraph designated as 4(a) of said Section 4:

               After the closing of a Series H Qualified Public Offering (as defined in the Amended and Restated Certificate of Incorporation of Adolor Corporation), if holders of more than 49% of the outstanding shares of Series H Convertible Preferred Stock, including Common Stock issued on conversion of shares of Series H Convertible Preferred Stock, request that the Company register all or a portion of the shares of Series H Convertible Preferred Stock held by such requesting holder or holders under the Securities Act, the Company will use its best efforts to cause such shares to be registered if the shares of Series H Convertible Preferred Stock for which registration has been requested shall have an aggregate offering price to the public of not less than $5,000,000.

3. That Section 6 of the Registration Rights Agreement, as amended to date, be and hereby is further amended by deleting Section 6 in its entirety and replacing Section 6 with the following paragraph:

               Registration on Form S-3. If at any time (i) a holder or holders
               ------------------------
               of Preferred Shares or Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and the Founder and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there
                                                 --------  -------
               shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 6 by the holders of the Preferred Shares or Restricted Stock, except that the holders of shares of Series H Convertible Preferred Stock or Common Stock issued on conversion of shares of Series H Convertible Preferred Stock may request no more than two (2)
               such registrations, and provided, further, however, that the
                                       --------  -------  -------
               requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

4. That Section 13(a) of the Registration Rights Agreement, as amended to date, be and hereby is further amended by deleting in its entirety paragraph 13(a) of said Section and replacing paragraph 13(a) with the following paragraph:

               All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares, restricted Stock or Founder Stock), whether so expressed or not, provided, however, that registration rights conferred
                       --------  -------
               herein on the holders of Preferred Shares, Restricted Stock, or Founder Stock shall only inure to the benefit of a transferee of Preferred Shares, Restricted Stock or Founder Stock if:

               (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock or Founder Stock, as the case may be, originally issued pursuant to the Purchase Agreement in the case of Restricted Stock or originally issued to the Founder with respect to the Founder Stock, to the direct or indirect transferor of such transferee;

               (ii) such transferee is partner, or retired partner, shareholder, member or affiliate of a party hereto (or with respect to the Founder Stock, such transferee is an affiliate of the Founder as defined in a certain Stock Restriction Agreement between the Company and the Founder as of the date hereof);

               (iii) such transferee is a family member or trust for the benefit of any individual holder; or

               (iv) such transferee acquires at least 50,000 shares of Series H Convertible Preferred Stock or Common Stock issued on conversion of shares of Series H Convertible Preferred Stock, provided that the Company is given written notice thereof.

5. That Section 13(d) of the Registration Rights Agreement, as amended to date, be and hereby is further amended by inserting the following clause after the final word of said Section 13(d):

               provided, further, however, that any of the rights of the holders
               --------  -------  -------
               of the Series H Convertible Preferred Stock hereunder may not be amended without the prior written consent of at least fifty percent (50%) of the holders of Series H Convertible Preferred Stock.

6. That Section 13(g) of the Registration Rights Agreement, as amended to date, be and hereby is further amended by inserting the following clause after the final phrase in said Section 13(g):

               provided, further, however, that the holders of the Series H
               --------  -------  -------
               Convertible Preferred Stock are so limited by the terms of this
               Section 13(g) only pursuant to a request by the underwriters in connection with the initial public offering of the securities of the Company.

7. That any Purchasers who have not previously been made parties to the Registration Rights Agreement, as amended, shall become parties to the Registration Rights Agreement, as amended; and that any Existing Investors who have not previously been made parties to the Registration Rights Agreement, as amended, shall become parties to the Registration Rights Agreement, as amended.

8. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

9. In all other respects, the Registration Rights Agreement is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

10. This Amendment No. 6 may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.


                      [Signature Pages Follow Immediately]

         IN WITNESS WHEREOF, the Company, the Existing Investors and the Purchasers have executed this Amendment No. 6 as of the day and year first above.

                                       COMPANY:

                                       ADOLOR CORPORATION

                                       By:
                                          ------------------------------------
                                            Peter J. Schied
                                            Chief Financial Officer


                                       EXISTING INVESTORS/PURCHASERS:

                                       ARCH VENTURE FUND III, L.P.

                                            By:   ARCH VENTURE PARTNERS,
                                                  LLC, its General Partner



                                                  By:
                                                      --------------------------
                                                      Robert Nelsen
                                                      Managing Director


                                       ARCH VENTURE FUND II, L.P.

                                            By:   ARCH MANAGEMENT
                                                  PARTNERS II, L.P.,
                                                  its General Partner

                                            By:   ARCH VENTURE
                                                  PARTNERS, L.P.,
                                                  its General Partner


                                            By:   ARCH VENTURE
                                                  CORPORATION
                                                  its General Partner

                                                  By:
                                                     ---------------------------
                                                      Name:
                                                      Title:

                                        WEISS, PECK & GREER VENTURE ASSOCIATES
                                        III, L.L.C.

                                            By:  WPG Venture Partners III, L.P.,
                                                 Fund Investment Advisory Member

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title: General Partner


                                        WPG ENTERPRISE FUND II, L.L.C.

                                            By:  WPG Venture Partners III, L.P.,
                                            Fund Investment Advisory Member


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title: General Partner


                                        WPG LIFE SCIENCE ENTREPRENEUR FUND


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                        FALCON TECHNOLOGY PARTNERS, L.P.


                                            By:
                                                 -------------------------------
                                                 James Rathman
                                                 General Partner

                                      ONE LIBERTY FUND III

                                          By:  Its General Partner, One Liberty
                                               Partners III, L.P.

                                               By:      A General Partner,
                                                        Edwin M. Kania, Jr.

                                          By:
                                               ---------------------------------


                                      GILDE INTERNATIONAL B.V.

                                          By:  Its Attorney-in-fact, One Liberty
                                               Partners III, L.P.

                                          By:  A General Partner,
                                               Edwin M. Kania, Jr.


                                          By:
                                               ---------------------------------

                                      TECHNOLOGY LEADERS II L.P.

                                          By:  Technology Leaders II Management
                                          L.P., the General Partner

                                          By:  Technology Leaders Management,
                                          Inc., a General Partner

                                          By:
                                               ---------------------------------
                                               Managing Director


                                      TECHNOLOGY LEADERS II OFFSHORE C.V.

                                          By:  Technology Leaders II Management
                                          L.P., the General Partner

                                               By:   Technology Leaders
                                               Management, Inc., a General
                                               Partner

                                          By:
                                               ---------------------------------
                                               Managing Director

                                       SONZ PARTNERS, L.P.

                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title


                                       SONZ/ADOLOR FUND, L.P.

                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title


                                       ALTA CALIFORNIA PARTNERS, L.P.

                                                By:  Alta California Management
                                                Partners, L.P.

                                                By:
                                                     ---------------------------
                                                     General Partner


                                       ALTA EMBARCADERO PARTNERS, LLC

                                                By:
                                                     ---------------------------
                                                     Member


                                       ------------------------------------
                                       Theodore Stanley


                                       ------------------------------------
                                       Mary Ann Stanley


                                       THE STANLEY RESEARCH FOUNDATION


                                                By:
                                                     ---------------------------
                                                     Name:
                                                     Title

                                       S.R. ONE, LIMITED


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                       ------------------------------------
                                       Alan L. Maycock


                                       ------------------------------------
                                       Susan M. Maycock


                                       ------------------------------------
                                       John J. Farrar


                                       ------------------------------------
                                       Janet F. Farrar


                                       TGI FUND II, LC

                                            By:  Tredegar Investments, Inc.,
                                                 its Manager

                                            By:
                                                 -------------------------------
                                                 Charles A. Blanchard
                                                 Vice President


                                       VENGOTT, LC

                                            By:
                                                 -------------------------------
                                                 John D. Gottwald
                                                 Vice President


                                       ------------------------------------
                                       Charles A. Blanchard


                                       ------------------------------------
                                       Henry N. Nassau

                                       ------------------------------------
                                       Allen Bloom


                                       ONE LIBERTY FUND II

                                          By: Its General Partner

                                              By:   A General Partner, Edward M.
                                              Kania, Jr.


                                          By:
                                              --------------------------------


                                       DOUGLAS A. ALEXANDER (FAMILY PARTNERSHIP)


                                          By:
                                              --------------------------------



                                       ---------------------------------------
                                       Kenneth A. Fox



                                       ---------------------------------------
                                       Robert Pollan


                                       DECHERT PRICE & RHOADS


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                       ---------------------------------------
                                       Roger Richards


                                       ---------------------------------------
                                       John Klopp

                                       ----------------------------------------
                                       Justin Klein


                                       ----------------------------------------
                                       Samuel W. Morris, Jr.


                                       ----------------------------------------
                                       James A. Lebovitz


                                       EATON VANCE WORLDWIDE HEALTH
                                       SCIENCES FUND

                                            By:
                                               --------------------------------
                                                 Samuel Isaly


                                       HARE & CO. (F/A/O FINSBURY WORLDWIDE
                                       PHARMACEUTICAL TRUST)

                                            By:
                                               --------------------------------
                                                 Samuel Isaly



                                       ----------------------------------------
                                       Walter Buckley


                                       ----------------------------------------
                                       Barton J. Winokur

                                       PURCHASERS:


                                       MPM BIOVENTURES II, L.P.

                                       By: MPM Asset Management II, L.P.,
                                           its General Partner

                                       By: MPM Asset Management II LLC,
                                           its General Partner


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       MPM BIOVENTURES II-QP, L.P.

                                       By: MPM Asset Management II, L.P.,
                                           its General Partner

                                       By: MPM Asset Management II LLC,
                                           its General Partner


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       MPM BIOVENTURES GMBH & CO. PARALLEL-
                                       BETEILIGUNGS KG

                                       By: MPM Asset Management II, L.P.,
                                           its General Partner

                                       By: MPM Asset Management II LLC,
                                           its General Partner


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       ZESIGER CAPITAL GROUP LLC, As Agent and
                                       Attorney-in-fact for City of Milford
                                       Pension & Retirement Fund


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       ZESIGER CAPITAL GROUP LLC, As Agent and
                                       Attorney-in-fact for Norwalk Employees'
                                       Pension Plan


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       ZESIGER CAPITAL GROUP LLC, As Agent and
                                       Attorney-in-fact for Public Employee
                                       Retirement System of Idaho


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       ZESIGER CAPITAL GROUP LLC, As Agent and
                                       Attorney-in-fact for City of Stamford
                                       Firemen's Pension Fund


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       SPECIAL SITUATIONS FUND III LP

                                       By:
                                           -------------------------------------
                                            Name: Austin Marxe
                                            Title: Managing Director


                                       SPECIAL SITUATIONS CAYMAN FUND L.P.

                                       By:
                                           -------------------------------------
                                            Name: Austin Marxe
                                            Title: Managing Director

                                       SPECIAL SITUATIONS PRIVATE EQUITY FUND
                                       L.P.

                                       By:
                                           -------------------------------------
                                            Name: Austin Marxe
                                            Title: Managing Director

                                    LOMBARD ODIER & CIE


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:

                                    S.R. ONE LIMITED


                                    By:
                                        ------------------------------------
                                         Name: Brenda D. Gavin
                                         Title: President

                                    WPG ENTERPRISE FUND II, L.L.C.

                                    By: WPG Venture Partners III, L.P.,
                                    Fund Investment Advisory Member


                                    By:
                                        ------------------------------------
                                         Name: Gill Cogan
                                         Title: General Partner

                                    WEISS, PECK & GREER VENTURE
                                    ASSOCIATES III, L.L.C.

                                    By: WPG Venture Partners III, L.P.,
                                    Fund Investment Advisory Member


                                    By:
                                        ------------------------------------
                                         Name: Gill Cogan
                                         Title: General Partner

                                    ALTA CALIFORNIA PARTNERS, L.P.

                                    By: Alta California Management Partners, LP


                                    By:
                                        ------------------------------------
                                         Name:
                                         Title: General Partner

                                    ALTA EMBARCADERO PARTNERS, LLC

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title: Member

                                    TGI FUND II, LC

                                    By: Tredegar Investments, Inc., its Manager


                                    By:
                                        ----------------------------------------
                                         Name: Charles A. Blanchard
                                         Title: Vice President

                                    ARCH VENTURE FUND, III, L.P.,
                                    a Delaware limited partnership

                                    By:  ARCH VENTURE PARTNERS, L.L.C.,
                                    its General Partner


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    DLJ CAPITAL CORPORATION


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title: